Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Form 10-Q of American TonerServ Corp., a company duly formed under the laws of Delaware (the "Company"), for the quarter ended June 30, 2009, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Chuck Mache, Principal Executive Officer of the Company, hereby certifies, pursuant to §906 of the Sarbanes-Oxley Act of 2002, to the best of his/her knowledge, that:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

August 13, 2009	/s/ Chuck Mache
Chuck Mache
Principal Executive Officer

This certification accompanies this Report pursuant to Section 906 of the Sarbanes- Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 has been provided to American TonerServ Corp. and will be retained by American TonerServ Corp. and furnished to the Securities and Exchange Commission or its staff upon request.